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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Consent of Independent Public Accounting Firm

        We consent to the use in this Registration Statement of Altra Industrial Motion, Inc. on Form S-4 (No. 333-    ) of our report on Kilian Manufacturing Corporation and Kilian Canada ULC, dated December 14, 2004, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such prospectus.

/s/ FIRLEY, MORAN, FREER & EASSA, P.C.

Syracuse, New York
May 12, 2005

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  Exhibit 23.2